RILA295NY Jackson National Life Insurance Company of New York® Thank you for choosing Jackson National Life Insurance Company of New York, also referred to as "the Company" or "Jackson of NY®." READ YOUR CONTRACT CAREFULLY. This annuity contract is issued by the Company and is a legal agreement between the Owner ("You") and Jackson of NY. PLEASE NOTE THAT THIS CONTRACT REFERS TO AND UTILIZES EXTERNAL INDEXES. WHILE THE CONTRACT VALUES MAY BE AFFECTED BY THE EXTERNAL INDEXES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS. AN INDEX ADJUSTMENT TO THE INDEX ACCOUNT IS NOT GUARANTEED AND MAY VARY BASED UPON THE PERFORMANCE OF THE INDEXES. THE INDEX RETURN MAY BE POSITIVE, NEGATIVE OR ZERO AND INVESTMENT IN THIS CONTRACT MAY RESULT IN A LOSS OF PRINCIPAL. IN SOME INSTANCES, THE POTENTIAL INVESTMENT LOSS FOR THIS PRODUCT MAY BE SIGNIFICANTLY GREATER THAN THE POTENTIAL INVESTMENT GAIN. IN EXCHANGE FOR SOME LOSS PROTECTION, YOU MAY SACRIFICE POTENTIAL GAIN. THERE MAY BE LIMITS ON GAINS THAT COULD DELAY OR PREVENT YOU FROM EARNING BACK LOSSES. AMOUNTS ALLOCATED TO THE FIXED ACCOUNT WILL EARN INTEREST AT THE CURRENT INTEREST RATE FOR THE DURATION OF THE FIXED ACCOUNT PERIOD. THE INTEREST RATE CREDITED FOR SUBSEQUENT PERIODS IS SUBJECT TO CHANGE AS DECLARED BY THE COMPANY. THE CONTRACT OPTIONS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA WHICH MAY INCREASE OR DECREASE THE VALUE OF AMOUNTS WITHDRAWN FROM THE CONTRACT VALUE. EACH CONTRACT YEAR THE MVA FREE WITHDRAWAL AMOUNT MAY BE WITHDRAWN WITHOUT A MARKET VALUE ADJUSTMENT. PLEASE READ THE IMPORTANT CONTRACT DISCLOSURES ON THE FOLLOWING PAGE. NOTICE OF RIGHT TO EXAMINE CONTRACT YOU MAY RETURN THIS CONTRACT TO THE FINANCIAL PROFESSIONAL WHO SOLD YOU THE CONTRACT OR THE COMPANY WITHIN [10] DAYS AFTER YOU RECEIVE IT ([60] DAYS AFTER YOU RECEIVE IT IF IT WAS PURCHASED AS A REPLACEMENT CONTRACT). THE COMPANY WILL REFUND THE CONTRACT VALUE WITHOUT DEDUCTION FOR ANY FEES AND CHARGES. RETURNED CONTRACTS ARE VOID. INDIVIDUAL SINGLE PREMIUM DEFERRED REGISTERED INDEX-LINKED ANNUITY. DEATH BENEFIT AVAILABLE. INCOME OPTION AVAILABLE. NON-PARTICIPATING. Home Office: Customer Care Center: [2900 Westchester Avenue [P.O. Box 24068 Purchase, New York 10577] Lansing, MI 48909-4068 1-800-599-5651] www.jackson.com] This Contract is signed by the Company President Secretary

RILA295NY Contract Cover Page Continued Home Office: Customer Care Center: [2900 Westchester Avenue [P.O. Box 24068 Purchase, New York 10577] Lansing, MI 48909-4068 1-800-599-5651 www.jackson.com] IMPORTANT - CONTRACT DISCLOSURES PLEASE READ CAREFULLY WHEN ALL OR ANY PORTION OF THE CONTRACT VALUE IS WITHDRAWN IT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT (MVA) AS SET FORTH IN THE CONTRACT DATA PAGES. THE WITHDRAWAL VALUE AVAILABLE UNDER THIS CONTRACT IS EQUAL TO THE CONTRACT VALUE ADJUSTED FOR ANY APPLICABLE MVA. THE COMPANY MAY RESTRICT TRANSFERS TO INDEX ACCOUNT OPTIONS AT ANY TIME, ON A NON-DISCRIMINATORY BASIS, IF THE YIELD ON INVESTMENT OR COST OF HEDGING WOULD NOT SUPPORT THE MINIMUM GUARANTEES OF THE INDEX ACCOUNT OPTION(S). HOWEVER, AT LEAST ONE (1) INDEX ACCOUNT OPTION WILL ALWAYS REMAIN AVAILABLE FOR ALLOCATION. SHOULD THE COMPANY IMPOSE SUCH RESTRICTIONS, THE COMPANY WILL GIVE AT LEAST 30 DAYS ADVANCE NOTICE TO YOU. THE COMPANY WILL ALSO PROVIDE WRITTEN NOTICE WHEN SUCH RESTRICTIONS NO LONGER EXIST. THE COMPANY WILL NOT RESTRICT TRANSFERS TO THE FIXED ACCOUNT OPTION(S) AT ANY TIME.

RILA295NY 2 TABLE OF CONTENTS Provision Page Number Contract Data Pages [3a Definitions 4 General Provisions 8 Contract Option Provisions 13 Withdrawal Provisions 17 Death Benefit Provisions 20 Income Provisions 24 Termination Provisions 27] If You have questions about this Contract or require information about coverage or complaint resolutions, You may contact the Company's Customer Care Center identified on the Contract's cover page.

RILA295NY-FB1 3a CONTRACT DATA PAGES Contract Number: [1234567890] Owner: [John Doe] Owner Issue Age: [45] Joint Owner: [No Joint Owner] Joint Owner Issue Age: [N/A] Annuitant: [John Doe] Annuitant Issue Age: [45] Joint Annuitant: [No Joint Annuitant] Joint Annuitant Issue Age: [N/A] Issue Date: [June 1, 2023] Issue State: NY Premium Amount: [$25,000] Income Date: [June 1, 2073] Primary Beneficiary(ies): [Brian Doe] Contingent Beneficiary(ies): [Jane Doe]

RILA295NY-FB1 3b CONTRACT DATA PAGES (CONT'D) FIXED ACCOUNT INFORMATION: Initial 1-Year Fixed Account Option Interest Rate: [1.00%] Fixed Account Minimum Interest Rate (FAMIR): [1.00%] INTEREST RATE FOR ADJUSTMENTS DUE TO MISSTATEMENT OF AGE OR SEX: [1.00%] WITHDRAWALS: Maximum Annual Advisory Fee Withdrawal Percentage: [1.50%] Minimum partial withdrawal amount unless as a scheduled part of an automatic withdrawal program: [$500] Minimum partial withdrawal amount as a scheduled part of an automatic withdrawal program: [$50] Minimum Contract Value remaining after a partial withdrawal: [$2,000] MVA Free Withdrawal Percentage: [10%] PREMIUM: This is a single Premium Contract. The Company may waive minimum and maximum Premium at any time, on a non-discriminatory basis. Minimum Premium: [$25,000] Maximum Premium under a Contract: [$1,000,000] SEPARATE ACCOUNT: [JNLNY RILA Separate Account I]

RILA295NY-FB1 3c CONTRACT DATA PAGES (CONT'D) MARKET VALUE ADJUSTMENT (MVA): An MVA is a positive or negative adjustment the Company applies to amounts You remove from Your Contract due to withdrawals or annuitizations during the MVA Period. In the event of a total withdrawal, any applicable MVA is applied to the Contract Value, less any MVA Free Withdrawal amount available at the time of the total withdrawal. MVA Period: The first [six (6)] Contract Years. The MVA reflects the movement in the MVA Reference Rate since the Issue Date. The MVA may: 1. reduce the value of the amount paid if the MVA Reference Rate on the date You remove Contract Value from Your Contract is greater than the MVA Reference Rate on the Issue Date of Your Contract; or 2. increase the value of the amount paid if the MVA Reference Rate on the date You remove Contract Value from Your Contract is less than the MVA Reference Rate on the Issue Date of Your Contract. The Company applies the same MVA formula regardless of whether the formula results in an increase or decrease to amounts You remove from Your Contract. MVA formula. The Company calculates the MVA by multiplying the amount You withdraw that is subject to MVA less any applicable charges by the result of the formula below: where: I is the MVA Reference Rate on the Issue Date J is the MVA Reference Rate on the date of withdrawal m is the number of complete months remaining from the date of the removal to the end of the MVA Period. -1 [1+ I ] (m/12) [1+ J ] (m/12)

RILA295NY-FB1 3d CONTRACT DATA PAGES (CONT'D) MARKET VALUE ADJUSTMENT (MVA) (continued): The Company will not apply an MVA to: 1. death benefit proceeds; 2. payment of charges or fees; 3. amounts annuitized; 4. transfers among the Index Account Options and Fixed Account Options; 5. exercise of Your Notice of Right to Examine Contract Provision; 6. withdrawals taken under the MVA Free Withdrawal provision; 7. withdrawals taken to satisfy the Required Minimum Distribution (RMD); 8. amounts You remove on the Latest Income Date (LID); 9. amounts You remove from Your Contract after the end of MVA Period; 10. Advisory Fee Withdrawals made pursuant to the rules specified in the Withdrawal provisions. For purposes of determining the MVA, the Contract Value is divided into earnings and Remaining Premium, as defined in the Contract. Earnings are not subject to an MVA. For the sole purpose of determining the amount of the MVA: 1. earnings are defined as any excess of the Contract Value over Remaining Premium. 2. Withdrawals will be allocated first to earnings (which may be withdrawn free of any MVA), if any, and second to Remaining Premium. Any portion of the MVA that would reduce the Fixed Account Value below the FAMV will be waived. MVA Reference Rate: [Bloomberg U.S. Intermediate Corporate Bond Index Yield to Maturity] The MVA Reference Rate applied on any day will be the MVA Reference Rate published on the prior Business Day. If the MVA Reference Rate is not published on the Business Day before the MVA is calculated, the Company will use the MVA Reference Rate for the most recent Business Day it was published. Discontinuation of or Substantial Change to the MVA Reference Rate. In the event that the MVA Reference Rate is no longer published, is discontinued, or if the calculation is substantially changed on the date You remove Contract Value from Your Contract then the Company may substitute a comparable method for determining the MVA Reference Rate. The Company will obtain approval from Your state insurance department and will notify You and any assignee before using a substitute method to calculate the MVA.

RILA295NY-FB1 3e CONTRACT DATA PAGES (CONT'D) TABLE OF INCOME OPTIONS The following table shows income values for each $1,000 of net proceeds applied to the Income Option. UNDER OPTION 4 MONTHLY INSTALLMENTS UNDER OPTIONS 1 OR 3 No. of Monthly Install- ments Monthly Install- ments Age of Annui- tant No. of Mos. Certain Age of Annui- tant No. of Mos. Certain Age of Annui- tant No. of Mos. Certain Age of Annui- tant No. of Mos. Certain Male Life 120 240 Male Life 120 240 Female Life 120 240 Female Life 120 240 60 17.09 40 2.33 2.32 2.31 68 4.72 4.57 4.02 40 2.22 2.22 2.21 68 4.36 4.26 3.86 72 14.31 41 2.37 2.36 2.35 69 4.90 4.72 4.09 41 2.26 2.26 2.25 69 4.52 4.40 3.94 84 12.33 42 2.41 2.41 2.39 70 5.09 4.89 4.16 42 2.30 2.30 2.29 70 4.69 4.55 4.02 96 10.84 43 2.45 2.45 2.43 71 5.31 5.06 4.23 43 2.34 2.34 2.32 71 4.87 4.70 4.09 108 9.68 44 2.50 2.50 2.47 72 5.54 5.24 4.29 44 2.38 2.38 2.36 72 5.06 4.87 4.16 120 8.76 45 2.55 2.54 2.52 73 5.79 5.43 4.34 45 2.42 2.42 2.40 73 5.28 5.04 4.22 132 8.00 46 2.60 2.59 2.56 74 6.06 5.63 4.39 46 2.47 2.47 2.45 74 5.51 5.23 4.28 144 7.37 47 2.65 2.64 2.61 75 6.35 5.83 4.43 47 2.52 2.51 2.49 75 5.76 5.42 4.34 156 6.84 48 2.71 2.70 2.66 76 6.67 6.04 4.47 48 2.57 2.56 2.54 76 6.03 5.62 4.38 168 6.38 49 2.77 2.76 2.71 77 7.02 6.26 4.50 49 2.62 2.61 2.59 77 6.33 5.83 4.43 180 5.98 50 2.83 2.82 2.76 78 7.40 6.48 4.52 50 2.67 2.67 2.64 78 6.65 6.04 4.46 192 5.64 51 2.89 2.88 2.82 79 7.81 6.70 4.54 51 2.73 2.72 2.69 79 7.01 6.26 4.49 204 5.33 52 2.96 2.94 2.88 80 8.27 6.92 4.56 52 2.79 2.78 2.74 80 7.40 6.48 4.52 216 5.06 53 3.03 3.01 2.94 81 8.76 7.13 4.57 53 2.85 2.84 2.80 81 7.83 6.70 4.54 228 4.82 54 3.10 3.08 3.00 82 9.30 7.34 4.58 54 2.92 2.91 2.85 82 8.29 6.92 4.56 240 4.60 55 3.18 3.16 3.06 83 9.89 7.53 4.58 55 2.99 2.98 2.91 83 8.80 7.13 4.57 252 4.40 56 3.26 3.23 3.13 84 10.54 7.72 4.59 56 3.07 3.05 2.98 84 9.35 7.33 4.58 264 4.22 57 3.35 3.32 3.19 85 11.26 7.88 4.59 57 3.14 3.12 3.04 85 9.95 7.52 4.58 276 4.06 58 3.44 3.40 3.26 86 12.05 8.03 4.59 58 3.23 3.20 3.11 86 10.59 7.70 4.59 288 3.90 59 3.54 3.49 3.34 87 12.91 8.17 4.59 59 3.31 3.29 3.18 87 11.28 7.87 4.59 300 3.77 60 3.64 3.59 3.41 88 13.86 8.28 4.60 60 3.40 3.37 3.25 88 12.03 8.02 4.59 312 3.64 61 3.74 3.69 3.48 89 14.88 8.38 4.60 61 3.50 3.46 3.32 89 12.84 8.15 4.59 324 3.52 62 3.86 3.79 3.56 90 15.99 8.46 4.60 62 3.60 3.56 3.40 90 13.71 8.27 4.60 336 3.41 63 3.98 3.91 3.64 91 17.17 8.53 4.60 63 3.71 3.66 3.47 91 14.66 8.37 4.60 348 3.31 64 4.11 4.02 3.71 92 18.43 8.58 4.60 64 3.82 3.77 3.55 92 15.70 8.45 4.60 360 3.21 65 4.24 4.15 3.79 93 19.78 8.63 4.60 65 3.95 3.88 3.63 93 16.86 8.53 4.60 66 4.39 4.28 3.87 94 21.20 8.66 4.60 66 4.07 4.00 3.71 94 18.13 8.58 4.60 67 4.55 4.42 3.95 95 22.67 8.68 4.60 67 4.21 4.12 3.79 95 19.53 8.63 4.60 Note: Due to the volume of relevant information, the Table does not provide income values for Option 2 described in the Income Provisions. Those values are available from the Company's Customer Care Center upon request. You may contact the Company's Customer Care Center as shown on the cover page of the Contract. BASIS OF COMPUTATION. The 2012 Individual Annuity Mortality Period Table, with an interest rate of 1.00% and a 0% expense load, provides the actuarial basis for the Table of Income Options. The Table of Income Options does not include any applicable tax.

RILA295NY 4 DEFINITIONS 1-YEAR FIXED ACCOUNT OPTION. An account within the Fixed Account for allocation of Premium or Contract Value. Premium or Contract Value can only be allocated on the Issue Date or a subsequent Contract Anniversary. ADVISORY FEE WITHDRAWAL. Withdrawals taken from the Contract to satisfy the Owner's obligation to pay a financial professional directly pursuant to the Advisory Fee Withdrawal rules specified in the Withdrawal provision. ADVISORY FEE WITHDRAWAL PERCENTAGE. The percentage of the Contract Value used to make an Advisory Fee Withdrawal. The Advisory Fee Withdrawal Percentage is calculated as A divided by B for each withdrawal of advisory fees taken, where: A = the amount withdrawn for the advisory fee; and B = the Contract Value at the end of the Business Day prior to the initiation of an Advisory Fee Withdrawal. ANNUITANT. The natural person(s) so designated on the Contract Data Pages, or by subsequent designation, whose life determines the amount of Income Payments provided by the Contract. References to the Annuitant include all Joint Annuitants, if applicable. BENEFICIARY(IES). The natural person(s) or legal entity(ies) You designate as Primary or Contingent Beneficiary(ies) to receive any death benefit provided by the Contract. The initial Beneficiary(ies) are shown on the Contract Data Pages. BUSINESS DAY. Any day that the New York Stock Exchange (NYSE) is open for business. The Business Day ends when the NYSE closes for the day. CONTRACT. The Individual Single Premium Deferred Registered Index-Linked Annuity described herein. CONTRACT ANNIVERSARY. The Business Day on or immediately following each one-year anniversary of the Issue Date. CONTRACT OPTION(S). The Contract Options for this Contract are the Fixed Account and the Index Account. CONTRACT VALUE. The Contract Value is equal to the sum of the Fixed Account Value and the Index Account Value. See the Contract Option Provisions for details of how the Fixed Account Value and Index Account Value are determined. CONTRACT YEAR. The twelve-month period beginning on the Issue Date and on any Contract Anniversary thereafter while the Contract remains in force.

RILA295NY 5 DEFINITIONS (CONT'D) CREDITING METHOD. A method of calculating the Index Adjustment. See the Crediting Method Endorsements and Supplemental Contract Data Pages for details. CUSTOMER CARE CENTER. The Company's administrative address and telephone number as identified on the Contract's cover page or as the Company may designate from time to time. DUE PROOF. Evidence of death includes a certified death certificate issued by the governmental authority for the location of the death, or other lawful evidence the Company requires. FIXED ACCOUNT. A Contract Option in which amounts earn a declared rate of interest for a certain period. FIXED ACCOUNT MINIMUM INTEREST RATE (FAMIR). The Fixed Account Minimum Interest Rate is the minimum annual percentage at which Your money allocated to the Fixed Account will grow. The Company uses this rate to determine the Fixed Account Minimum Value (FAMV). The FAMIR is shown on the Contract Data Pages and is guaranteed for the life of the Contract. FIXED ACCOUNT MINIMUM VALUE (FAMV). The FAMV is equal to all amounts allocated to the Fixed Account (with the exception of any applicable spousal continuation adjustment), net of applicable taxes, reduced by partial withdrawals, adjusted for any MVA, transfers, and charges from the Fixed Account, accumulated at the FAMIR, less any tax due. FIXED ACCOUNT OPTION. An option within the Fixed Account for allocation of Premium or Contract Value. Each Fixed Account Option is defined by a term for which amounts earn a declared rate of interest. The Fixed Account Options available are the 1-Year Fixed Account Option and the Short Duration Fixed Account Option. FIXED ACCOUNT VALUE. The Fixed Account Value is equal to: 1. the value of Premium and any amounts transferred into the Fixed Account; plus 2. interest credited daily at a rate not less than the FAMIR, as shown on the Contract Data Pages, per annum; less 3. any gross partial withdrawals; less 4. any amounts transferred out of the Fixed Account. The Fixed Account Value will never be less than the FAMV. GOOD ORDER. The Company's receipt of all Premium, information, documentation, and/or instructions the Company requires before it will issue the Contract, credit any interest, or execute any transaction. INCOME DATE. The date on which Income Payments are scheduled to begin as described in the Income Provisions. The Income Date must be at least thirteen (13) months after the Contract Issue Date. The Income Date is shown on the Contract Data Pages. INCOME OPTION. Payment options as provided under the Income Provisions. INDEX(ES). A benchmark used to determine the Index Adjustment, if any, for a particular Index Account Option. See the Supplemental Contract Data Pages for the available Indexes as of the Issue Date.

RILA295NY 6 DEFINITIONS (CONT'D) INDEX ACCOUNT. A Contract Option in which amounts are subject to an Index Adjustment for a specified period of time. See the Crediting Method Endorsements and Supplemental Contract Data Pages for detailed descriptions of the Index Account Options within the Index Account. Index Account Option availability is subject to change by the Company on a non-discriminatory basis. INDEX ACCOUNT OPTION. An option within the Index Account for allocation of Premium or Contract Value. Each Index Account Option is defined by its term, Index, and Crediting Method. INDEX ACCOUNT OPTION TERM ANNIVERSARY. The Business Day concurrent with or immediately following the end of an Index Account Option term. INDEX ACCOUNT VALUE. The Contract Value allocated to the Index Account. The Index Account Value is the sum of the Index Account Option values. INDEX ADJUSTMENT. The adjustment amount to an Index Account Option on the Index Account Option Term Anniversary. This adjustment can be positive or negative, depending on Index performance and Crediting Method. INDEX ADJUSTMENT FACTOR(S). Parameters used to determine the Index Adjustment. These parameters are specific to the applicable Crediting Method(s). See the Crediting Method endorsements and Supplemental Contract Data Pages for additional details. INTERIM VALUE. The quantity used to adjust the Index Account Option value for withdrawals or an Intra-Term Performance Lock prior to the end of the Index Account Option term. The Interim Value uses prorated Index Adjustment Factor(s) based on the elapsed portion of the Index Account Option term. For detailed information on the Interim Value, see the Crediting Method endorsements and the Supplemental Contract Data Pages. INTRA-TERM PERFORMANCE LOCK. An elective transaction that allows early transfer of the Interim Value out of an Index Account Option to the Short Duration Fixed Account Option prior to the Index Account Option Term Anniversary. Intra-Term Performance Lock may not be available with all Crediting Methods. See the Crediting Method Endorsements for details. INTRA-TERM PERFORMANCE LOCK DATE. The Business Day the Interim Value is reallocated to the Short Duration Fixed Account Option in connection with an Intra-Term Performance Lock. ISSUE DATE. The date the Company issued the Contract. The Issue Date is shown on the Contract Data Pages. JOINT ANNUITANT. Each of multiple Annuitants. JOINT OWNER. Each of multiple Owners.

RILA295NY 7 DEFINITIONS (CONT'D) LATEST INCOME DATE (LID). The Contract Anniversary on which You will be 95 years old, or such date allowed by the Company on a non-discriminatory basis or required by a Qualified Plan, law, or regulation. MARKET VALUE ADJUSTMENT (MVA). A positive or negative adjustment to amounts You remove from Your Contract due to withdrawals during the MVA Period. The MVA formula and the MVA Period are shown on the Contract Data Pages. MAXIMUM ANNUAL ADVISORY FEE WITHDRAWAL PERCENTAGE. The maximum percentage of Contract Value that can be withdrawn pursuant to the Advisory Fee Withdrawal rules specified in the Withdrawal provisions each Contract Year for the purpose of paying advisory fees, as shown on the Contract Data Pages. NON-QUALIFIED CONTRACT. A contract that is issued apart from any Qualified Plan and therefore is not subject to the requirements of Sections 401, 403, 408, or 408A of the Internal Revenue Code, as amended. OWNER ("YOU," "YOUR"). The natural person(s) or legal entity(ies) that has all rights under the Contract, and is shown on the Contract Data Pages, or by subsequent designation. In this Contract, "You" and "Your" also mean the Owner. References to the Owner include the Joint Owners, if applicable. PREMIUM. Money paid into this Contract for allocation into the Contract Options. QUALIFIED PLAN. A retirement plan which qualifies for favorable tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code, as amended. REMAINING PREMIUM. Total Premium paid into the Contract reduced by withdrawals of Premium before the withdrawal is adjusted for any MVA. This value is used solely for the purpose of calculating the MVA. REQUIRED MINIMUM DISTRIBUTION (RMD). For Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract. SHORT DURATION FIXED ACCOUNT OPTION. A limited-purpose Fixed Account Option that is used for Intra-Term Performance Locks and the spousal continuation adjustment. The Short Duration Fixed Account Option cannot be independently elected. TOTAL ADVISORY FEE WITHDRAWAL PERCENTAGE. The sum of all Advisory Fee Withdrawal Percentages that occurred during a Contract Year. WITHDRAWAL VALUE. The amount available upon a total withdrawal. The Withdrawal Value is equal to the Contract Value, adjusted for any applicable MVA.

RILA295NY 8 GENERAL PROVISIONS ANNUITANT. You may change the Annuitant at any time before the Income Date, unless the Contract is owned by a legal entity. Unless You specify otherwise, a change of Annuitant will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company receives Your request. The Company reserves the right to limit the number of Joint Annuitants to two (2). When the Owner is a legal entity, the Annuitant may not be changed. If the Contract is owned by a legal entity, the Company will use the oldest Annuitant's age for all Contract purposes unless otherwise specified in the Contract. ASSIGNMENT. To the extent allowed by New York law, the Company may refuse consent to any assignment at any time, on a non-discriminatory basis, if the assignment or ownership change would result in noncompliance with any New York or federal regulation. Unless restricted by endorsement, You may assign ownership of this Contract subject to the interests of assignees and irrevocable Beneficiaries. The Company will only be bound by an assignment if a request is submitted in a form acceptable to the Company and received in Good Order at the Company's Customer Care Center. Unless You specify otherwise, an assignment will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company receives Your request. The Company assumes no responsibility for the validity or tax consequences of any assignment. If You make an assignment, You may have to pay taxes. The Company encourages You to seek legal and/or tax advice. BENEFICIARY. You may change the Beneficiaries, subject to the interest of assignees and irrevocable Beneficiaries. The Company will only be bound by a change in Beneficiary if a request is submitted in a form acceptable to the Company, received in Good Order at the Company's Customer Care Center. Any previously designated irrevocable Beneficiary must consent in writing to any change in Beneficiary. Unless You specify otherwise, a change of Beneficiary will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company receives and records Your request, and while You are alive. CONFORMITY WITH LAWS. This Contract will be interpreted under the law of the state of New York as of the date it is issued and any applicable federal laws. Any provision that is in conflict with New York law, or any federal law, is amended to conform to the minimum requirements of such law. Non-conforming provisions may be enforced against the Company to the extent provided by applicable New York or federal law. DEFERRAL OF PAYMENTS. The Company may defer payment of Your request for a partial and/or total withdrawal from the Contract for a period not exceeding six (6) months. Such deferral will be made after the Company receives approval in writing by the chief insurance regulator of the state of New York, if required. The Company will credit interest on deferred amounts pursuant to New York law. The Company will not defer death benefit payments, annuity payments, or payments made to comply with the RMD requirements of the Internal Revenue Code, as applicable.

RILA295NY 9 GENERAL PROVISIONS (CONT'D) ENTIRE CONTRACT. The Contract, attached application or supplemental application, if any, and any attached endorsements, add-on benefits, and amendments together make up the entire Contract between You and the Company. All statements made by, or under the authority of, the applicant for issuance of the Contract shall be deemed representations and not warranties. GENERAL ACCOUNT. The General Account is made up of all of Jackson's assets. The Company exercises sole discretion over the investment of the General Account assets, and bears the associated investment risk. You will not share in the investment experience of General Account assets. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business. INCONTESTABILITY. The Company will not contest this Contract from its Issue Date, as shown on the Contract Data Pages. MINIMUM VALUES. Any Withdrawal Values and death benefits that may be available under this Contract are not less than the minimum benefits required by the state of New York. MISSTATEMENT OF AGE AND/OR SEX. If Your or the Annuitant's age and/or sex is misstated at the time the Contract's Income Payments become payable, the Company will adjust the payments to reflect income consistent with the correct age and/or sex. Immediately upon discovery, the Company will adjust the next payment due as a credit or charge, as appropriate, for any underpayments or overpayments using the Interest Rate for Adjustments Due to Misstatement of Age or Sex shown on the Contract Data Pages. MODIFICATION OF CONTRACT. No financial professional has authority to change or waive any of this Contract's provisions. No change to or waiver of this Contract's terms is valid unless in writing and signed by the Company's President, Vice President, Secretary or Assistant Secretary and approved by the New York Department of Financial Services prior to use. Your written consent will be obtained prior to changing any terms and conditions of the Contract in a manner that diminishes Your rights and/or benefits under the Contract. NONPARTICIPATING. This Contract is nonparticipating and does not share in the Company's surplus or earnings.

RILA295NY 10 GENERAL PROVISIONS (CONT'D) OWNER. To the extent allowed by New York law, the Company may refuse consent to an ownership change at any time, on a non-discriminatory basis, if the ownership change would result in noncompliance with any New York or federal regulation. Unless restricted by endorsement, or federal tax law, You may change the Owner or the Joint Owner. The Company will use the oldest Owner's age for all Contract purposes unless otherwise specified in the Contract. The Company will only be bound by a change of ownership if submitted in a form acceptable to the Company and received in Good Order at the Company's Customer Care Center. No person whose age exceeds the maximum issue age in effect for this Contract as of the Issue Date may become a new Owner. Unless You specify otherwise, a change of ownership will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company receives Your request. Joint Owners have equal ownership rights; therefore, each Owner must authorize any exercise of Contract rights unless the Joint Owners instruct the Company in writing to act upon authorization of an individual Joint Owner. The maximum number of Joint Owners allowed is two (2). If the Owner is a natural person, then the Owner is the life the death benefit is based on. For Contracts issued to Joint Owners, the death benefit is based on the first Joint Owner to die. If the Owner is a legal entity, a Joint Owner is not permitted and the Annuitant is the life the death benefit is based on. If the Owner is a legal entity and there are Joint Annuitants, the death benefit is based on the first Joint Annuitant to die. The Company assumes no responsibility for the validity or tax consequences of any ownership change. If You make an ownership change, You may have to pay taxes. The Company encourages You to seek legal and/or tax advice. PROOF OF AGE, SEX AND/OR SURVIVAL. The Company may require proof of age and/or sex, satisfactory to the Company, at any time. If any payment required by this Contract depends on a living Annuitant, Owner, or Beneficiary, the Company may require proof of that person's survival, satisfactory to the Company. PROTECTION OF PROCEEDS. A Beneficiary may not assign Contract proceeds before the proceeds are payable to such Beneficiary. Contract proceeds are not subject to the claims of creditors or to legal process unless required by New York law.

RILA295NY 11 GENERAL PROVISIONS (CONT'D) REPORTS. The Company will send a report to Your last address in the Company's records at least annually before the Income Date. In the case of Joint Owners, the Company will send reports only to the address of the first Owner listed on the Contract Data Pages. If You have elected electronic delivery, a report may be provided in the form of an email to Your last email address in the Company's records, or a notice to You of a document's availability on the Company's website. Each report will provide at least the following information: 1. the dates that begin and end the reporting period; 2. the Contract Value at the beginning and at the end of the current reporting period prior to the application of any MVA; 3. the Withdrawal Value at the end of the reporting period; 4. the MVA amount the Company used to determine the Withdrawal Value; 5. the amounts the Company has credited to and deducted from the Contract Value during the reporting period; 6. the death benefit at the end of the reporting period; and 7. any other information New York and federal law require. You may receive copies of reports the Company provides upon request at no additional charge by contacting the Company's Customer Care Center as shown on the cover page of the Contract. You will receive a confirmation statement for certain transactions at the time they occur. SEPARATE ACCOUNT. The Company holds certain investments supporting the assets allocated to the Index Account in a non-insulated, non-unitized Separate Account. The Separate Account is established pursuant to the applicable law solely for the purpose of supporting obligations under the Contract. You do not directly participate in the performance of assets held in the Separate Account and do not have any direct claim on them. Assets of the Separate Account are chargeable with the claims of any of the Company's contract owners as well as the Company's creditors and are subject to the liabilities arising out of any other business the Company conducts. The Separate Account is not registered under the Investment Company Act of 1940. The name of the Separate Account is shown on the Contract Data Pages. TAXES. This Contract is intended to be treated as an annuity contract for federal income tax purposes. Accordingly, for all Non-Qualified Contracts all provisions of this Contract shall be interpreted and administered in accordance with the requirements of Section 72(s) of the Internal Revenue Code. The Company will deduct any taxes attributed to the Contract and payable to the state of New York or other government entity from the Contract Value as they are incurred. The Company reserves the right to deduct any amounts the Company might advance to pay taxes from the Contract Value. The Company will withhold taxes required by law from any amounts payable from this Contract.

RILA295NY 12 GENERAL PROVISIONS (CONT'D) WRITTEN NOTICE. Written information or instructions You intend to give the Company must be in Good Order and delivered to the Company's Customer Care Center in a format currently accepted by the Company, unless the Company advises You otherwise. A notice relating to Owner, Beneficiary designation or assignment changes shall take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company receives the request. Otherwise, instructions included in a Written Notice will take effect on the date the Company receives the notice at the Company's Customer Care Center. The Company will deliver any notice or communication to Your last known address in the Company's records unless You request otherwise in writing. If You have elected electronic delivery, communication may be provided in the form of an email to Your last email address in the Company's records, or a notice to You of a document's availability on the Company's website. You are responsible for notifying the Company of any address change, email address change, or any error in a Company notice sent to You. In the case of Joint Owners, the Company will send notices and other communications to the address of the first Owner listed on the Contract Data Pages.

RILA295NY 13 CONTRACT OPTION PROVISIONS The Contract contains two (2) types of Contract Options: Fixed Account and Index Account. Upon Good Order, all Premium will be allocated to the Contract Options as elected on the application. No Premium will be accepted after the Issue Date. FIXED ACCOUNT OPTIONS. 1-Year Fixed Account Option. The 1-Year Fixed Account Option is an annually renewable fixed account. The Company will credit interest to amounts allocated to the 1-Year Fixed Account Option. Such initial and renewal interest will be credited at such rate(s) as the Company prospectively declares on a periodic basis, at the sole discretion of the Company for contracts with the same Issue Date. On each Contract Anniversary the interest rate for the 1-Year Fixed Account Option is subject to change. In no event will the interest rate credited by the Company to the 1-Year Fixed Account Option be less than the FAMIR, as shown on the Contract Data Pages, per annum. Short Duration Fixed Account Option. The Short Duration Fixed Account Option is a limited purpose Fixed Account Option used only for Intra-Term Performance Lock amounts and spousal continuation adjustment amounts. The interest rate credited to amounts in the Short Duration Fixed Account Option is the rate currently declared for the Short Duration Fixed Account Option. The interest rate is guaranteed until the next Contract Anniversary. In no event will the interest rate credited by the Company to the Short Duration Fixed Account Option be less than the FAMIR, as shown on the Contract Data Pages, per annum. On each Contract Anniversary, any Fixed Account Value in the Short Duration Fixed Account Option will be automatically transferred out of the Short Duration Fixed Account Option. If no other instructions are provided by the Owner, Short Duration Fixed Account Option value from an Intra-Term Performance Lock, including interest, will be allocated to a new Index Account Option with the same Index Account Option term, Index, Crediting Method, and negative Index Adjustment protection as the Index Account Option the Intra-Term Performance Lock was executed on, if it is available and does not extend beyond the LID. If no other instructions are provided by the Owner, Short Duration Fixed Account Option value from a spousal continuation adjustment will be reallocated to the 1-Year Fixed Account Option. Fixed Account Value. The Fixed Account Value is equal to (1) the value of Premium and any amounts transferred into the Fixed Account Option(s); (2) plus interest credited daily at a rate not less than the FAMIR, as shown on the Contract Data Pages, per annum; (3) less any gross partial withdrawals; (4) less any amounts transferred out of the Fixed Account Option(s). The Fixed Account Value will never be less than the FAMV. INDEX ACCOUNT OPTIONS. An option within the Index Account for allocation of Contract Value, defined by term, Index, and Crediting Method. The terms, Indexes, and Crediting Methods available as of the Issue Date are shown on the Supplemental Contract Data Pages. Availability of terms, Indexes, and Crediting Methods are subject to change at the sole discretion of the Company on a non-discriminatory basis.

RILA295NY 14 CONTRACT OPTION PROVISIONS (CONT'D) Index Account Value. The Index Account Value is equal to the sum of the Index Account Option values. The Index Account Option value at the beginning of the Index Account Option term is equal to the amount allocated or transferred to the Index Account Option less the amount transferred out of the Index Account Option. During the Index Account Option term, the Index Account Option value is equal to the Interim Value. The Interim Value is the greater of the Index Account Option value at the beginning of the term reduced for any Intra-Term Performance Locks and withdrawals from the Index Account Option during the Index Account Option term, including any MVA, in the same proportion as the Interim Value was reduced on the date of the Intra-Term Performance Lock or withdrawal, plus the Index Adjustment subject to prorated Index Adjustment Factor(s), or zero. Additional detail on Index Adjustment Factor(s) can be found in the Crediting Method endorsements and Supplemental Contract Data Pages. On the Index Account Option Term Anniversary, the Index Account Option value is equal to the greater of the Index Account Option value at the beginning of the Index Account Option term, reduced for any Intra-Term Performance Lock and withdrawals from the Index Account Option during the Index Account Option term, including any MVA, in the same proportion as the Interim Value was reduced on the date of the Intra-Term Performance Lock or withdrawal, plus the Index Adjustment subject to Index Adjustment Factor(s), or zero. Additional detail on Index Adjustment Factor(s) can be found in the Crediting Method endorsements and Supplemental Contract Data Pages. TRANSFERS. Transfers may only occur on the Contract Anniversary, when transferring out of the Fixed Account Option(s), and on the Index Account Option Term Anniversary when transferring out of an Index Account Option. You will be sent a notice thirty (30) days prior to the Contract Anniversary and/or Index Account Option Term Anniversary. The notice will advise You of how You may obtain information on the Contract Options and current rates available to You. You may request a transfer to or from the 1-Year Fixed Account Option and to or from the Index Account Option(s). You may also request transfers among the available Index Account Options within the Index Account. A request for a transfer must be received in Good Order at the Company's Customer Care Center prior to the Contract Anniversary or Index Account Option Term Anniversary, as applicable. If no transfer request is received on or prior to the Contract Anniversary, the 1-Year Fixed Account Option value will remain in the 1-Year Fixed Account Option.

RILA295NY 15 CONTRACT OPTION PROVISIONS (CONT'D) If no transfer request is received on or prior to the Index Account Option Term Anniversary, the Index Account Option value(s) will be reallocated as follows: 1. if the same Index Account Option term with the same Index, Crediting Method, and negative Index Adjustment protection is available at the time and does not extend beyond the LID, the Company will renew the Index Account Option into the same Index Account Option term with the same Index, Crediting Method, and downside protection; 2. if the same Index Account Option term with the same Index, Crediting Method, and negative Index Adjustment protection is available at the time but extends beyond the LID, the Company will select the available Index Account Option term with the same Index, Crediting Method, and downside protection that ends closest to but before the LID; 3. if the same Index Account Option term is not available at the time but would not extend beyond the LID were it available, the Company will select the available Index Account Option term with the period closest to but less than the Index Account Option term that just ended with the same Index and Crediting Method as well as the closest equal or greater downside protection available for that term. If the Crediting Method or Index is no longer available as of the Index Account Option Term Anniversary, the Index Account Option value(s) will be reallocated to the 1-Year Fixed Account Option. Transfers into the Short Duration Fixed Account Option are only allowed in connection with an Intra-Term Performance Lock. Transfers from an Index Account Option in connection with an Intra-Term Performance Lock may occur at any time, see Intra-Term Performance Lock for details. Unless specified otherwise, transfers on a Contract Anniversary will be taken from the Index Account Option(s) that have reached their Index Account Option Term Anniversary and the Fixed Account Option(s) in proportion to their current value. The Company reserves the right to restrict or prohibit transfers from the 1-Year Fixed Account Option to the Index Account Option on a non-discriminatory basis, at any time. Transfers from a Fixed Account Option will reduce the Fixed Account Value by the transfer amount requested. Transfers into a 1-Year Fixed Account Option will increase the 1-Year Fixed Account Option value by the transfer amount requested. Transfers from an Index Account Option will reduce the Index Account Option value by the transfer amount requested. Transfers into an Index Account Option will increase the Index Account Option value by the transfer amount requested. The Company may restrict transfers to an Index Account Option(s) at any time, on a non- discriminatory basis, if the yield on investment or cost of hedging would not support the minimum guarantees of the Index Account Option(s). However, at least one (1) Index Account Option will always remain available for allocation. Should the Company impose such restrictions, the Company will give at least thirty (30) days advance notice to You. The Company will also provide Written Notice when such restrictions no longer exist. If the Company restricts or discontinues an Index Account Option(s), all transfers or withdrawals will be at least equal to the Contract Value without being subject to an MVA.

RILA295NY 16 CONTRACT OPTION PROVISIONS (CONT'D) Intra-Term Performance Lock. Prior to the Index Account Option Term Anniversary, You may elect to transfer the Interim Value of an Index Account Option into the Short Duration Fixed Account Option by requesting an Intra-Term Performance Lock subject to the following: 1. To execute an Intra-Term Performance Lock, the Owner must specify the Crediting Method, Index, Index Account Option term, and Index Adjustment Factor(s) of the Index Account Option(s) from which to execute the Intra-Term Performance Lock. Intra-Term Performance Lock may not be available with all Crediting Methods. See the Crediting Method Endorsements for details; 2. All Interim Value with the specified combination of Crediting Method, Index, Index Account Option term, and Index Adjustment Factor(s) will be subject to the Intra-Term Performance Lock. Partial Intra-Term Performance Locks for a given Crediting Method, Index, Index Account Option term, and Index Adjustment Factor(s) will not be allowed. The Interim Value transferred to the Short Duration Fixed Account Option will be equal to the Interim Value at the end of the Business Day the request is received in Good Order at the Company's Customer Care Center. The entire Interim Value of the Index Account Option subject to the Intra-Term Performance Lock will be transferred to the Short Duration Fixed Account Option on the Intra-Term Performance Lock Date and will receive the current interest rate declared for amounts in the Short Duration Fixed Account Option as of the Intra-Term Performance Lock Date. This interest rate will be guaranteed until the next Contract Anniversary. The amounts subject to the Intra-Term Performance Lock will remain in the Short Duration Fixed Account Option until the next Contract Anniversary, at which time the Owner can reallocate to any available Contract Option. If no other instructions are provided by the Owner, the Short Duration Fixed Account Option value from an Intra-Term Performance Lock, including interest, will be allocated to a new Index Account Option with the same Index Account Option term, Index, Crediting Method, and negative Index Adjustment protection as the Index Account Option the Intra-Term Performance Lock was executed on, if it is available and does not extend beyond the LID. Periodic Reallocation Programs. The Company may provide programs that allow You to systematically transfer amounts between the Contract Options. These programs may include rebalancing and the automatic transfer of positive Index Adjustments from the Index Account Options to the 1-Year Fixed Account Option. You may contact the Company's Customer Care Center to obtain materials and forms that describe, and are required to participate in, these programs. The Company makes no guarantee that these programs will result in a profit or protect against loss.

RILA295NY 17 WITHDRAWAL PROVISIONS On or before the Income Date, You may request a total or partial withdrawal of the Contract Value by submitting a request to the Company's Customer Care Center in a form acceptable to the Company. The withdrawal will be processed after a withdrawal request is received at the Company's Customer Care Center in Good Order. If a total withdrawal is requested, You must submit the Contract to the Company's Customer Care Center with the withdrawal request. No withdrawal may exceed the Withdrawal Value. TOTAL WITHDRAWAL. During the MVA Period, the Withdrawal Value for a total withdrawal from the Contract is equal to the Contract Value adjusted for any applicable MVA. After the expiration of the MVA Period, the Withdrawal Value for a total withdrawal from the Contract is equal to Contract Value. A total withdrawal terminates Your Contract. In no event will a total withdrawal from the Fixed Account be less than the FAMV. PARTIAL WITHDRAWAL. Any partial withdrawal may be subject to an MVA. At least the Minimum Contract Value remaining after a partial withdrawal, as shown on the Contract Data Pages, must remain after any partial withdrawal. Unless You request otherwise, a gross partial withdrawal will be deducted from the Fixed Account Option(s) and the Index Account Option(s) in proportion to their current values. The gross partial withdrawal will be adjusted for any applicable MVA. If the gross amount of the partial withdrawal would reduce the Contract Value below the Minimum Contract Value remaining after a partial withdrawal, as shown on the Contract Data Pages, the Company will treat the withdrawal request as a total withdrawal and the Withdrawal Value will be paid. The amount payable as a result of the partial withdrawal will be determined at the end of the Business Day on which the Company receives Your request for withdrawal in Good Order at the Company's Customer Care Center. Partial Withdrawals will reduce each Index Account Option's value at the beginning of the term in the same proportion that its Interim Value was reduced on the date of the withdrawal. Any overpayments made by the Company to You in error must be returned within thirty (30) days from the date You are notified of the overpayment, or the Company will reduce Your Contract Value for the amount of the overpayment. If the overpayment exceeds the Contract Value, You are responsible for returning the remaining portion of the overpayment to the Company.

RILA295NY 18 WITHDRAWAL PROVISIONS (CONT'D) ADVISORY FEE WITHDRAWALS. Advisory Fee Withdrawals are withdrawals from the Contract for the purpose of paying an advisory fee to Your financial professional subject to the following rules: 1. You must provide written authorization to the Company authorizing us to accept and execute instructions from your third party financial professional to make withdrawals from Your Contract to pay advisory fees pursuant to a written agreement between You and Your third party financial professional; 2. The Total Advisory Fee Withdrawal Percentage will not be allowed to exceed the Maximum Annual Advisory Fee Withdrawal Percentage, as shown on the Contract Data Pages. The Total Advisory Fee Withdrawal Percentage will be calculated as the sum of all Advisory Fee Withdrawal Percentages that occurred during a Contract Year. 3. Advisory Fee Withdrawals will always reduce the Contract Value. 4. Advisory Fee Withdrawals will only be allowed if the withdrawal does not bring the Contract Value below the Minimum Contract Value remaining after a partial withdrawal, as shown on the Contract Data Pages. 5. You may terminate authorization for the direct deduction of advisory fees under this provision at any time by providing us with written notice of such termination. QUALIFIED PLAN CONTRACT REQUIRED MINIMUM DISTRIBUTIONS. Qualified Plan Contract RMDs are based upon Your Contract Value, the value of any add-on benefits as calculated by the Company, and applicable federal tax law requirements. You may request a withdrawal for an RMD by submitting a written request to the Customer Care Center on a Company provided form. The Company will waive any MVA if the gross amount withdrawn does not exceed the Contract's RMD amount, as determined by the Company. However, if a gross withdrawal amount is greater than the Contract's RMD amount, as determined by the Company, the excess amount of the gross partial withdrawal is subject to an MVA. AUTOMATIC WITHDRAWAL. You may elect to take an automatic withdrawal by withdrawing a specific sum or a certain percentage of the Contract Value on a monthly, quarterly, semiannual, or annual basis, subject to the Minimum Partial Withdrawal amount made as a scheduled part of an automatic withdrawal program, as shown on the Contract Data Pages. Automatic withdrawals are treated as partial withdrawals and will be counted in determining the amount taken as an MVA Free Withdrawal in any Contract Year. Automatic withdrawals in excess of the MVA Free Withdrawal amount may be subject to an MVA. Automatic withdrawals cease on the Income Date.

RILA295NY 19 WITHDRAWAL PROVISIONS (CONT'D) MVA FREE WITHDRAWAL. During each Contract Year, You may make partial withdrawals from the Contract without incurring an MVA. The amount of MVA Free Withdrawal available in any Contract Year is equal to the greater of: 1. any applicable RMD less earnings; or 2. the total of: a. the MVA Free Withdrawal Percentage, as shown on the Contract Data Pages, multiplied by the Remaining Premium at the beginning of the Contract Year that is subject to an MVA, less b. earnings; or 3. zero. Earnings is defined in the MVA provision of this Contract. The MVA Free Withdrawal can be taken as a single withdrawal or multiple withdrawals throughout the Contract Year. The amount of Your MVA Free Withdrawal available will vary throughout the Contract Year depending on previous withdrawals of Your MVA Free Withdrawal amount, previous withdrawals of earnings, and the amount of earnings present at the time of the withdrawal. The amount of Your MVA Free Withdrawal available may reduce due to applicable withdrawals during the Contract Year. Advisory Fee Withdrawals will not reduce the MVA Free Withdrawal amount. Any amount withdrawn to satisfy an RMD may reduce the amount of Your MVA Free Withdrawal available. MVA Free Withdrawals are subject to the provisions of Partial Withdrawals and Total Withdrawals. Amounts withdrawn under the MVA Free Withdrawal provision reduce the Contract Value and may reduce Remaining Premium. Withdrawals during the Contract Year in excess of the MVA Free Withdrawal may be subject to any applicable MVA.

RILA295NY 20 DEATH BENEFIT PROVISIONS NATURAL OWNER'S DEATH BEFORE THE INCOME DATE. Upon Your death or the death of any Joint Owner before the Income Date, the Company will pay the death benefit to the Beneficiary(ies) designated by You, subject to the following: 1. On jointly owned Contracts, upon the death of the first Joint Owner, the surviving Joint Owner becomes the Primary Beneficiary. If the surviving Joint Owner dies prior to the Income Date and prior to submitting a claim form in Good Order, any remaining death benefit will be paid to the Beneficiary(ies) in accordance with the last Beneficiary designation received by the Company in Good Order before the last Joint Owner's death; 2. On all Contracts, if no Beneficiary designation is in effect, or the designated Beneficiary(ies) have not survived the Owner, or both Joint Owners in the case of a jointly owned Contract, the death benefit shall be paid to the Owner's estate, or the estate of the last Joint Owner to die in the case of a jointly owned Contract. ANNUITANT'S DEATH BEFORE THE INCOME DATE. Upon the death of an Annuitant who is not an Owner before the Income Date, the Contract remains in force and the Owner becomes the Annuitant. The Owner may designate a new Annuitant, subject to the Company's administrative rules then in effect. No death benefit is payable on the death of an Annuitant who is not also an Owner. However, if the Contract is owned by a legal entity, the death of the Annuitant (in the case of Joint Annuitants, the death of the first Annuitant) is treated as the death of the Owner for purposes of these Death Benefit Provisions, and the Company will pay the death benefit to the Beneficiary(ies) designated by the Owner, or, if no Beneficiary(ies) survive the applicable death, to the Owner. DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE. The death benefit amount before the Income Date is equal to the greater of: 1. the current Contract Value; or 2. Premium paid into the Contract, less any applicable taxes, adjusted for any withdrawals (including any applicable charges and adjustments for such withdrawals) incurred since the issuance of the Contract. All adjustments will occur at the time of the withdrawal. All adjustments for amounts withdrawn will reduce this item in the same proportion that the Contract Value was reduced on the date of such withdrawal.

RILA295NY 21 DEATH BENEFIT PROVISIONS (CONT'D) DEATH BENEFIT PAYMENT OPTIONS BEFORE THE INCOME DATE. Unless You designated a Pre-selected Death Benefit Option, a Beneficiary entitled to the death benefit before the Income Date must request that the Company pay the death benefit according to one of the death benefit options below, or, if eligible, to continue the Contract under the Spousal Continuation Option Instead of Death Benefit provision: Option 1 - single lump-sum payment, paid immediately upon the Company's receipt of Due Proof of the relevant death and a claim form in Good Order; Option 2 - payment of the entire death benefit distributed within five (5) years of the date of the relevant death; or Option 3 - Income Payments of the death benefit with distributions beginning within one (1) year of the date of the relevant death: (i) over the lifetime of the Beneficiary; or (ii) over a period not extending beyond the life expectancy of the Beneficiary. The Company may make available other death benefit payment options. A Beneficiary that wishes to elect payment under Option 3 must do so no later than sixty (60) days from the date the Company receives Due Proof of death in Good Order at the Company's Customer Care Center. Any portion of the death benefit not applied under Option 3 must be paid within five (5) years from the relevant death. The death benefit will remain invested in accordance with the allocation selected by You until a Death Benefit Option is selected or the Beneficiary specifies otherwise. DEATH BENEFIT PAYMENT OPTIONS FOR QUALIFIED PLANS. For Qualified Plans, the death benefit payment options may be limited under the terms of the plan endorsement in order to qualify under the Internal Revenue Code. BENEFICIARY'S ENTITLEMENT TO DEATH BENEFIT BEFORE THE INCOME DATE. The Company will pay the death benefit to Primary Beneficiaries or, if none exist, to Contingent Beneficiaries, in equal shares (the "default allocation") unless You have designated otherwise (the "designated allocation"). A Beneficiary that dies before or within ten (10) days (or different period as prescribed by New York law) of Your death is not entitled to any death benefit. In that circumstance, the Company will pay the deceased Beneficiary's share of the death benefit to surviving Beneficiaries in the same proportion as the designated allocation or, if applicable, the default allocation. A Contingent Beneficiary has no rights unless the Contingent Beneficiary survives all Primary Beneficiaries who would have been entitled to receive payments under the Contract had they survived. If no Beneficiary survives You, the Company will pay the death benefit to Your estate.

RILA295NY 22 DEATH BENEFIT PROVISIONS (CONT'D) PAYMENT OF DEATH BENEFIT. The death benefit will be determined at the time the Company has received the first Due Proof of the relevant death and a claim form in Good Order from a Beneficiary. The Company will pay the death benefit to the Beneficiary upon receipt of a request for payment with Due Proof of the relevant death in Good Order at the Company's Customer Care Center. If the Company has received Due Proof of death, the Company will calculate the share of the death benefit due to a Beneficiary using Contract values established at the end of the Business Day on the date the Company receives a claim form with a payment option elected from that Beneficiary. If the Company has not received Due Proof of death or any other required documentation, the Company will calculate the share of the death benefit due to a Beneficiary using Contract values established at the end of the Business Day on the date the Company receives any remaining required documentation. Index Adjustments may cause the calculation of a Beneficiary's death benefit share to differ from the calculation of another Beneficiary's death benefit share. Each Beneficiary entitled to the death benefit bears the investment risk associated with amounts allocated to any Index Account Option until the Company receives that Beneficiary's claim form in Good Order at the Company's Customer Care Center and calculates their share of the death benefit. If any death benefit is due to an Owner's estate, the Company will pay the benefit in a single lump-sum payment. Payment to a Beneficiary in a single lump-sum will include interest on the death benefit at a rate required by New York state law, from the date the Company receives the Due Proof of death and a claim form in Good Order until the date the death benefit is paid. The Company will pay the death benefit, including any interest, in accordance with New York laws and regulations governing death benefit payments and in accordance with the Company's administrative procedures.

RILA295NY 23 DEATH BENEFIT PROVISIONS (CONT'D) Spousal Continuation Option Instead of Death Benefit. Unless the Contract is subject to a Pre-selected Death Benefit Option, a Joint Owner or sole Beneficiary who is the surviving spouse of the deceased Owner has the option to continue the Contract in his or her own name at an adjusted Contract Value as described below and exercise the Owner's rights under the Contract instead of taking the standard death benefit. The Spousal Continuation Option may be elected only if the Company receives the surviving spouse's claim form electing the option and Due Proof of the relevant death in Good Order, at the Company's Customer Care Center while the surviving spouse is alive. The "continuation date" is the date on which the Company receives such claim form and Due Proof of death. If the Contract Value on the continuation date is less than the death benefit, the Contract Value will be increased by the difference. This increase is referred to as the spousal continuation adjustment. The Company will allocate the spousal continuation adjustment to the Short Duration Fixed Account Option until the next Contract Anniversary. The spousal continuation adjustment will have no effect on the FAMV. The MVA will continue with the same period as prior to the original Owner's death. For purposes of determining the future death benefits for the surviving spouse under the continuing Contract, the Contract Value following the application of any spousal continuation adjustment will be considered the initial Premium of the continuing Contract. The Spousal Continuation Option is not available on or after the Income Date, nor where the original Contract Owner is no longer the Contract Owner, the Contract has been assigned, or You designated a Pre-selected Death Benefit Option. The Spousal Continuation Option may be elected only once. Pre-selected Death Benefit Option. Before the Income Date, You may designate the option according to which the Company will pay the death benefit from the death benefit payment options described in the Contract, or other death benefit options made available by the Company. You may do so by submitting a designation in a form acceptable to the Company in Good Order to the Company's Customer Care Center. Pre-selected Death Benefit Options will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company received Your request. The Company will pay the death benefit consistent with Your Pre-selected Death Benefit Option unless the Internal Revenue Code requires otherwise, or Your election requires payment over a period that exceeds the Beneficiary's life expectancy. Only You may revoke or change a Pre-selected Death Benefit Option. To do so, You must submit a request in a form acceptable to the Company to the Company's Customer Care Center. Unless You specify otherwise, revocations of and changes to a Pre-selected Death Benefit Option will take effect on the date the request is signed by You, subject to any payments the Company has made or other actions the Company has taken before the Company received Your request.

RILA295NY 24 INCOME PROVISIONS INCOME DATE. Income Payments begin on the Income Date. The Income Date must be at least thirteen (13) months after the Contract Issue Date. If You do not select an Income Date, the Income Date is the LID. You may change the Income Date by submitting Written Notice in Good Order to the Company's Customer Care Center at least seven (7) days before the current Income Date. The LID may be changed to a later date upon request, if the Company agrees to the change in writing. Requests to extend the LID must be submitted in writing and received by the Company's Customer Care Center at least seven (7) days before the current LID. INCOME PAYMENT. On or before the Income Date, You may elect payment in a single lump- sum. A single lump-sum payment is considered a total withdrawal and terminates the Contract. The Company will make payment to You or another payee You specify. Alternatively, You may elect an Income Option to begin on the Income Date. The Company will apply the Contract Value, less applicable taxes, to provide You income according to Your selected Income Option. INCOME OPTIONS. You may elect payment as provided in Options 1, 2, 3, or 4 below. You may elect an Income Option up to thirty (30) days before the Income Date by submitting Written Notice in Good Order to the Company's Customer Care Center. The Company will make payment to You or another payee You specify. If You do not select an Income Option the Company will make payments as provided in Option 3 below, with 120 months certain. The Company will make payments monthly, quarterly, semiannually, or annually as You elect. However, if the Contract Value on the Income Date is less than $2,000, the Company may pay out the Contract Value in one (1) lump-sum payment instead of providing Income Payments according to the Income Option You elect. The single lump-sum payment will not be less than the amount which would have been applied under an Income Option on the Income Date. If the first monthly payment provided would be less than $20, the Company may make payments quarterly, semiannually, or annually to achieve an initial payment of at least $20, or the Company may pay out the Contract Value in one (1) single lump- sum payment. At the time of their commencement, Income Payments will not be less than those that would be provided by the application of an equivalent amount to purchase a single premium immediate annuity contract from the Company at purchase rates the Company offered on the Income Date to annuitants in the same class as the Annuitant. The amount applied to an Income Option will not be less than the greater of the Withdrawal Value or 95% of the Contract Value. YOU MAY NOT TAKE WITHDRAWALS DURING ANY PERIOD THE COMPANY IS MAKING PAYMENTS FOR AN ANNUITANT'S LIFETIME. OPTION 1 - LIFE INCOME. A monthly payment for the Annuitant's lifetime. All payments end upon the Annuitant's death. However, in the event of the Annuitant's death before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary.

RILA295NY 25 INCOME PROVISIONS (CONT'D) OPTION 2 - JOINT AND SURVIVOR INCOME. A monthly payment for the longer of the Annuitant's lifetime or that of a Joint Annuitant. Upon the occasion of the first person to die, monthly payments continue during the survivor's lifetime at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as You select at the time You elect the Income Option. All payments end upon the death of the last surviving Annuitant. However, in the event of the deaths of the Annuitant and Joint Annuitant before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, Your Beneficiary. OPTION 3 - LIFE INCOME WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED. A monthly payment for the Annuitant's lifetime with the guarantee that the Company will make at least 120 or 240 monthly payments, whichever You elect, to You. If the Owner is an entity, at the Annuitant's death, if fewer than the guaranteed number of payments have been made, the remaining guaranteed payments will be made to the Owner as previously scheduled. If the Owner is the Annuitant, in the event You die before the Company makes the specified number of guaranteed payments, the Income Payments will be made to Your Beneficiary according to the terms of this Contract unless the Beneficiary elects to receive the present value of any remaining guaranteed payments in a single lump-sum payment. The present value of any remaining guaranteed payments will be based on the total Income Payments as of the date of the calculation. The Company will determine the interest rate used in this present value calculation, but in no instance will it be greater than one (1) percentage point higher than the rate used to calculate the initial Income Payment. OPTION 4 - INCOME FOR A SPECIFIED PERIOD. A monthly payment for any whole number of years ranging from 5 to 30. In the event You die before the Company makes the specified number of payments, the Income Payments will be made to Your Beneficiary according to the terms of this Contract unless the Beneficiary elects to receive the present value of any remaining guaranteed payments in a single lump-sum payment. The present value of any remaining guaranteed payments will be based on the total Income Payments as of the date of the calculation. The Company will determine the interest rate used in this present value calculation, but in no instance will it be greater than one (1) percentage point higher than the rate used to calculate the initial Income Payment. ADDITIONAL INCOME OPTIONS. The Company may make available other Income Options.

RILA295NY 26 INCOME PROVISIONS (CONT'D) OWNER'S DEATH ON OR AFTER THE INCOME DATE. If any Owner who is not also an Annuitant dies on or after the Income Date, any remaining Income Payments due will continue at least as rapidly as the payment method in effect as of the date of the Owner's death. After the death of the last surviving Joint Owner on or after the Income Date, any remaining Income Payments will be paid to the Beneficiary. DEATH BENEFIT AMOUNT ON THE LATEST INCOME DATE. If the Income Date is the Latest Income Date and any Owner dies on or after the Income Date, the death benefit amount is equal to the greater of zero or: 1. Premium paid into the Contract, less any applicable taxes, adjusted for any withdrawals (including any applicable charges and adjustments for such withdrawals) incurred since the issuance of the Contract through the LID. All adjustments will occur at the time of the withdrawal. All adjustments for amounts withdrawn will reduce this item in the same portion that the Contract Value was reduced on the date of such withdrawal; less 2. the Contract Value on the LID. The death benefit amount will be paid at least as rapidly as the payment method in effect as of the Owner's death. ANNUITANT'S DEATH ON OR AFTER THE INCOME DATE. Upon the death of the Annuitant (and Joint Annuitant, if applicable) on or after the Income Date, the death benefit, if any, will be as specified in the Income Option in effect. Any life-contingent Income Payments cease on the death of the Annuitant (and Joint Annuitant, if applicable). Any amounts due after an Annuitant's death will continue to be paid at least as rapidly as the payment method in effect as of the date of the Annuitant's death. BENEFICIARY'S ENTITLEMENT TO INCOME PAYMENTS AFTER THE INCOME DATE. Upon the death of any Owner, the Company will pay any remaining Income Payments due to Primary Beneficiaries or, if none exist, to the Contingent Beneficiaries, in equal shares (the "default allocation") unless You have designated otherwise (the "designated allocation"). A Beneficiary that dies before or within ten (10) days (or different period as prescribed by applicable law) of Your death is not entitled to remaining Income Payments due; in that circumstance, the Company will pay any remaining Income Payments due the deceased Beneficiary to surviving Beneficiaries in the same proportion as the designated allocation or, if applicable, the default allocation. A Contingent Beneficiary has no rights unless the Contingent Beneficiary survives all Primary Beneficiaries who would have been entitled to receive payments under the Contract had they survived. If no Beneficiary survives You, the Company will pay remaining Income Payments to Your estate.

RILA295NY 27 TERMINATION PROVISIONS This Contract terminates and all Contract benefits, will end on the earliest of: 1. the date You take a total withdrawal; 2. the date the Contract Value is reduced to zero for any reason, or; 3. the date upon which the entire interest in the Contract has been distributed. Distributions may be made in whole or in part after the Income Date, after Due Proof of the relevant death and a claim form in Good Order has been received by the Company, and/or under a supplemental contract evidencing the interest in the contract to be distributed.